Exhibit 99.1

FOR IMMEDIATE RELEASE	JANUARY 26, 2005

Investor Relations Contact:	Media Relations Contact:
Diana Matley	Kevin Brett
408-433-4365	408-433-7150
diana@lsil.com	kbrett@lsil.com

CC05-14

LSI LOGIC REPORTS DOUBLE-DIGIT TOP-LINE GROWTH
PROVIDES Q1 BUSINESS OUTLOOK

Fourth Quarter News Release Summary

▪ Revenues of $420 million; 10 percent sequential growth.

▪GAAP* net loss of 51 cents per diluted share (includes previously announced non-cash charge associated with the company’s Gresham manufacturing campus, totaling $178 million).

▪Net income, excluding special items**, of 4 cents per diluted share.

▪Gross margin of 41 percent.

▪Generated positive operating cash flow for 11th consecutive quarter.

First Quarter Business Outlook

▪Projected revenue of $400 million to $415 million.

▪GAAP* net loss range of 1-4 cents per diluted share.

▪Net income, excluding special items**, in the range of 1– 4 cents per diluted share.

*	Generally Accepted Accounting Principles

**	Acquisition-related amortization, restructuring and other special items.

LSI LOGIC REPORTS 10% SEQUENTIAL REVENUE GROWTH
STORAGE AND CONSUMER BUSINESSES DRIVE REVENUES

Milpitas, California – LSI Logic Corporation (NYSE: LSI) today reported fourth quarter 2004 revenues of $420 million, a sequential increase of 10 percent compared to the $380 million reported in the third quarter of 2004, and a 9 percent decrease compared to the $463 million reported in the fourth quarter of 2003.

Cash and short-term investments grew to $815 million at the end of the fourth quarter of 2004. LSI Logic generated positive operating cash flow for the 11th consecutive quarter.

Fourth quarter 2004 GAAP* net loss was $197 million or 51 cents per diluted share, including a $178 million non-cash charge associated with the company’s Gresham manufacturing facility. The fourth quarter GAAP result compares to third quarter GAAP net loss of $282 million or 73 cents per diluted share, including a $206 million non-cash charge associated with the company’s Gresham manufacturing facility. Fourth quarter 2003 GAAP net income was $8 million or 2 cents per diluted share.

Fourth quarter 2004 net income, excluding special items**, was $15 million or 4 cents per diluted share compared to a net loss, excluding special items, of $25 million or 7 cents per diluted share in the third quarter. Excluding special items, fourth quarter 2003 net income was $25 million or 6 cents per diluted share.

“In Q4, we saw sequential growth in Storage Systems, Storage Components and Consumer Products, “ said Wilfred J. Corrigan, LSI Logic chairman and chief executive officer. “The adjustment in our customers’ supply chain inventory that began in Q2 appears to be substantially over in Storage Systems, Storage Components and Consumer Products. We are anticipating a small seasonal decline in the first quarter with revenues in the range of $400 million to $415 million.

“In semiconductors, LSI Logic has technology and market share leadership positions in several high-growth sectors, including DVD recorders, Ultra320 SCSI controllers, SAS (Serial Attached SCSI), Fibre Channel, RAID adapters and our RapidChip® Platform ASICs. Our Engenio storage systems subsidiary demonstrated strong growth in the fourth quarter and expanded its OEM base with its range of leading modular, scalable storage systems. All of these products are expected to drive company revenue growth in 2005.”

LSI Logic recorded 2004 revenues of $1.70 billion, compared to $1.69 billion in 2003.

GAAP 2004 net loss was $464 million or $1.21 per diluted share, which includes the $384 million non-cash charge associated with the Gresham manufacturing facility. The 2003 GAAP net loss was $309 million or 82 cents per diluted share.

LSI Logic reported 2004 net income, excluding special items, of $43 million or 11 cents per diluted share compared to a 2003 net loss, excluding special items, of $16 million or 4 cents per diluted share.

The company’s 2004 gross margin was 43.3 percent, a 330-basis point improvement over 2003. The company generated $91 million in cash from operations in 2004. LSI Logic reduced its convertible debt in 2004 by $69 million through open market purchases .

“In the fourth quarter, we generated revenue growth above expectations and our gross margin improved over the prior quarter,” said Bryon Look, LSI Logic chief financial officer. “We continued to improve our cost structure and align our resources to the highest value opportunities. We maintained our strong focus on cash flows, continuing to generate positive cash flow as we grew revenues. LSI Logic was profitable, excluding special items, in both our semiconductor and our storage systems segments. “

LSI Logic First Quarter Business Outlook

Excluding Special**
	GAAP*	Special Items**	Items
Revenue	$400 million to $415 million		$400 million to $415 million
Gross Margin	41.5-43.5 percent		41.5-43.5 percent
Operating Expenses	$174 million to $179 million	Approximately $20 million	$154 million to $159 million
Net Other Income (Exp.)	$(2) to $(3) million		$(2) to $(3) million
Tax Provision	$6 million		$6 million
Net (Loss)/Income Per Share	($0.04) to ($0.01)	Approximately $0.05	$0.01 to $0.04
Diluted Share Count	388 million		394 million

Capital spending is projected to be around $20 million in the first quarter, and approximately $80 million in total for 2005.

First quarter depreciation and software amortization is expected to be approximately $22 million.

*	Generally Accepted Accounting Principles

**	Acquisition-related amortization, restructuring and other special items .

NOTE: The company’s financial guidance will be limited to the comments made on today’s public conference call and contained in the First Quarter Business Outlook section of this news release.

LSI Logic Conference Call Information
LSI Logic will hold a conference call today at 2 p.m. PST to discuss fourth quarter/2004 financial results and the first quarter business outlook. The number is 1-303-205-0033. Internet users can access the conference call by visiting http://www.lsilogic.com/investors. A replay of the call will be available today at approximately 5 p.m. PST and will be available for 48 hours. The replay access numbers are 1-800-405-2236 within the U.S. and 1-303-590-3000 for all other locations, passcode 11020471#.

Safe Harbor for Forward Looking Statements: This news release contains forward-looking statements, which include the following: projected revenues for the first quarter of 2005; the extent of the seasonal decline in the first quarter of 2005; projected GAAP net loss for the first quarter of 2005; projected net income, excluding special items, for the first quarter of 2005; the company’s expectation for revenue growth for the company in 2005; the company’s expectations of a continued heightened level of sales activity for RapidChip® Platform ASICs in the first quarter of 2005; the completion of our customer’s supply chain inventory adjustments; continued technology and market share leadership positions in several sectors, including DVD recorders, Ultra 320 SCSI controllers, SAS (Serial Attached SCSI), Fibre Channel, RAID adapters, and RapidChip® Platform ASICs; continued high-growth in these sectors, including DVD recorders, Ultra 320 SCSI controllers, SAS (Serial Attached SCSI), Fibre Channel, RAID adapters, and RapidChip® Platform ASICs; continued expansion of our Engenio storage subsidiary’s growth and expansion of its OEM base; the ability of any of the company’s products to drive revenue growth in 2005; projected capital spending in the first quarter of 2005 and for the year; expected first quarter depreciation and software amortization. Forward-looking statements also include projections of gross margins, operating expenses, net other income (exp.), tax provisions, earnings/loss per share and diluted share count. These forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could cause LSI Logic’s actual results to differ materially from those set forth in the forward-looking statements include, but are not limited to: fluctuations in the timing and volumes of customer demand especially in our DVD recorders, Ultra 320 SCSI controllers, SAS (Serial Attached SCSI), Fibre Channel, RAID adapters, and RapidChip® Platform ASICs products; the rate of depletion of customer inventory buildup; the company’s failure to achieve revenue objectives; the company’s failure to meet financial targets; and the unavailability of appropriate levels of manufacturing capacity. For additional information, readers are referred to the documents filed by LSI Logic with the SEC, and specifically the risk factors set forth in the company’s most recent reports on Form 10-K, 10-Q and 8-K.
About LSI Logic
LSI Logic Corporation (NYSE: LSI) focuses on the design and production of high-performance semiconductors for Consumer, Communications and Storage applications that access, interconnect and store data, voice and video. LSI Logic engineers incorporate reusable, industry-standard intellectual property building blocks that serve as the heart of leading-edge systems. LSI Logic serves its global OEM, channel and distribution customers with Platform ASICs, standard-cell ASICs, standard products, host bus adapters, RAID controllers and software. In addition, the company supplies storage network solutions for the enterprise.

LSI Logic is headquartered at 1621 Barber Lane, Milpitas, CA 95035. http://www.lsilogic.com

# # #

Editor’s Notes:

1.	All LSI Logic news releases (financial, acquisitions, manufacturing, products, technology etc.) are issued exclusively by PR Newswire and are immediately thereafter posted on the company’s external website, http://www.lsilogic.com.

2.	The LSI Logic logo design is a registered trademark of LSI Logic Corporation.

3.	All other brand or product names may be trademarks or registered trademarks of their respective companies.

LSI LOGIC CORPORATION
Consolidated Condensed Statements of Operations Excluding Special Items
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Year Ended
	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,
	2004	2003	2004	2003
Revenues	$419,693	$462,845	$1,700,164	$1,693,070

Cost of revenues	246,132	264,085	964,556	1,015,865

Gross profit	173,561	198,760	735,608	677,205

Research and development	94,343	102,439	421,516	432,695
Selling, general and administrative	55,123	61,942	239,962	234,156

Income from operations	24,095	34,379	74,130	10,354

Interest expense	(7,342)	(7,587)	(25,320)	(30,703)
Interest income and other, net	4,403	3,833	17,907	28,802

Income before income taxes	21,156	30,625	66,717	8,453
Provision for income taxes	6,000	6,000	24,000	24,000

Net income/(loss) excluding special items	$15,156	$24,625	$42,717	$(15,547)

Income/(loss) per share excluding special items:
Basic	$0.04	$0.06	$0.11	$(0.04)

Diluted	$0.04	$0.06	$0.11	$(0.04)

Shares used in computing per share amounts:
Basic	386,267	380,166	384,070	377,781

Diluted	386,781	387,051	388,204	377,781

Statements of operations excluding special items are intended to present the Company’s operating results, excluding special items described below, for the periods presented.

During the three month period ended December 31, 2004, the special items represented amortization of acquisition related items including intangibles and non-cash deferred stock compensation, and restructuring of operations and other items, net.

During the year ended December 31, 2004, the special items represented all the items mentioned above in addition to the following items: write-downs of certain equity securities due to impairment and fees related to our subsidiary Engenio’s initial public offering, which was postponed in August of 2004 due to market conditions. These charges were offset in part by gains on certain equity securities and gains associated with the repurchase of a portion of the Company’s Convertible Subordinated Notes.

During the three month period ended December 31, 2003, the special items represented amortization of acquisition related items including intangibles and non-cash deferred stock compensation, restructuring of operations and other items, and other special items.

During the year ended December 31, 2003, the special items represented all the items mentioned above in addition to write downs on certain equity securities due to impairment.

For the three month period and year ended December 31, 2004, the statements excluding special items are prepared using the Company’s calculated tax expense of $6,000 and $24,000, respectively when excluding special items. For the three month period and year ended December 31, 2003, the statements excluding special items are prepared using the Company’s calculated tax expense of $6,000 and $24,000, respectively when excluding special items.

For the three month period ended December 31, 2004, 514 shares were considered dilutive common stock equivalents and included in the computation of diluted earning per share excluding special items. For the year ended December 31, 2004, 4,134 shares were considered dilutive common stock equivalents and included in the computation of diluted earning per share excluding special items.

For the three month period ended December 31, 2003, 6,885 shares were considered dilutive common stock equivalents and included in the computation of diluted earnings per share excluding special items. In computing the diluted loss per share excluding special items for the year ended December 31, 2003, all common stock equivalents were excluded as a result of their antidilutive effect.

A reconciliation from net income/(loss) excluding special items to the reported results is presented on the following page.

The format presented above is not intended to be in accordance with Generally Accepted Accounting Principles.

LSI LOGIC CORPORATION
Reconciliation of Net (Loss)/Income Excluding Special Items to GAAP Results
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Year Ended
	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,
	2004	2003	2004	2003
Net income/(loss) excluding special items	$15,156	$24,625	$42,717	$(15,547)

Special items:
Amortization of acquisition related items including intangibles and non-cash deferred stock compensation	(20,193)	(20,956)	(83,499)	(102,373)
Restructuring of operations and other items, net	(192,389)	4,112	(423,444)	(180,597)
Other special items	—	(167)	695	(10,030)

Total special items	(212,582)	(17,011)	(506,248)	(293,000)

Net (loss)/income	$(197,426)	$7,614	$(463,531)	$(308,547)

Basic (loss)/Income per share:
Net income/(loss) excluding special items	$0.04	$0.06	$0.11	$(0.04)
Special items **	(0.55)	(0.04)	(1.32)	(0.78)

Net (loss)/income	$(0.51)	$0.02	$(1.21)	$(0.82)

Diluted (loss)/income per share*:
Net income/(loss) excluding special items	$0.04	$0.06	$0.11	$(0.04)
Special items **	(0.55)	(0.04)	(1.32)	(0.78)

Net (loss)/income	$(0.51)	$0.02	$(1.21)	$(0.82)

Shares used in computing per share amounts:
Basic	386,267	380,166	384,070	377,781

Diluted	386,267	387,051	384,070	377,781

*	In computing diluted loss per share for the three month period ended December 31, 2004 and for the years ended December 31, 2004 and 2003, all common stock equivalents were excluded as a result of their antidilutive effect. For the three month period ended December 31, 2003, 6,885 shares were considered dilutive common stock equivalents and included in the computation of diluted earnings per share.

**	This line item includes rounding adjustments.

LSI LOGIC CORPORATION
Consolidated Condensed Statements of Operations (GAAP)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Year Ended
	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,
	2004	2003	2004	2003
Revenues	$419,693	$462,845	$1,700,164	$1,693,070

Cost of revenues	246,132	264,085	964,556	1,015,865

Gross profit	173,561	198,760	735,608	677,205

Research and development	94,343	102,439	421,516	432,695
Selling, general and administrative	55,123	61,942	243,498	234,156
Restructuring of operations and other items, net	192,389	(4,112)	423,444	180,597
Amortization of acquisition related items including intangibles and non-cash deferred stock compensation *	20,193	20,956	83,499	102,373

(Loss)/income from operations	(188,487)	17,535	(436,349)	(272,616)

Interest expense	(7,342)	(7,587)	(25,320)	(30,703)
Interest income and other, net	4,403	3,666	22,138	18,772

(Loss)/income before income taxes	(191,426)	13,614	(439,531)	(284,547)
Provision for income taxes	6,000	6,000	24,000	24,000

Net (loss)/income	$(197,426)	$7,614	$(463,531)	$(308,547)

(Loss)/income per share:
Basic	$(0.51)	$0.02	$(1.21)	$(0.82)

Diluted **	$(0.51)	$0.02	$(1.21)	$(0.82)

Shares used in computing per share amounts:
Basic	386,267	380,166	384,070	377,781

Diluted	386,267	387,051	384,070	377,781

*	The amortization of acquisition related items including intangibles and non-cash deferred stock compensation for the three month period ended December 31, 2004 are comprised of the following items:

Amortization of intangibles	$18,166
Amortization of non-cash deferred stock compensation	2,027

$20,193

**	In computing diluted loss per share for the three month period ended December 31, 2004 and for the years ended December 31, 2004 and 2003, all common stock equivalents were excluded as a result of their antidilutive effect. For the three month period ended December 31, 2003, 6,885 shares were considered dilutive common stock equivalents and included in the computation of diluted earnings per share.

LSI LOGIC CORPORATION
Consolidated Condensed Balance Sheets
(In millions)
(Unaudited)

	Dec. 31,	Dec. 31,
	2004	2003
Assets

Current assets:
Cash and short-term investments	$814.6	$813.7
Accounts receivable, net	272.1	231.2
Inventories	218.9	198.5
Prepaid expenses and other current assets	59.7	146.6

Total current assets	1,365.3	1,390.0

Property and equipment, net	311.9	481.5
Goodwill and other intangibles	1,081.6	1,129.7
Other assets	115.2	446.7

Total assets	$2,874.0	$3,447.9

Liabilities and Stockholders’ Equity

Current liabilities:
Other current liabilities	$396.2	$390.8
Current portion of long-term debt, capital lease obligations and short-term borrowings	0.1	0.4

Total current liabilities	396.3	391.2

Long-term debt and capital lease obligations	781.9	865.6
Other long-term liabilities	77.6	141.1

Total liabilities	1,255.8	1,397.9

Minority interest in consolidated subsidiaries	0.3	7.5

Stockholders’ equity:
Common stock	2,973.4	2,953.8
Deferred stock compensation	(8.9)	(24.8)
Accumulated deficit	(1,384.2)	(920.7)
Accumulated other comprehensive income	37.6	34.2

Total stockholders’ equity	1,617.9	2,042.5

Total liabilities and stockholders’ equity	$2,874.0	$3,447.9

LSI LOGIC CORPORATION
Statement of Cash Flows
(In thousands, except where noted)
(Unaudited)

	Three Months Ended		Year Ended
	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,
	2004	2003	2004	2003
Operating Activities:
Net (loss)/income	$(197,426)	$7,614	$(463,531)	$(308,547)
Adjustments:
Depreciation & amortization *	40,199	54,113	176,606	262,728
Amortization of non-cash deferred stock compensation	2,027	3,196	8,449	26,021
Non-cash restructuring and other items	187,000	2,424	401,058	148,252
Loss on write down of equity securities, net of gain on sales	200	(525)	(1,913)	8,518
Loss/(gain) on redemption/repurchase of Convertible Subordinated Notes	—	694	(1,767)	3,885
Gain on sales of property and equipment	(467)	(4,746)	(6,348)	(6,896)
Changes in deferred tax assets and liabilities	4,657	(552)	4,895	(646)

Changes in assets and liabilities, net of assets acquired and liabilities assumed in business combinations:
Accounts receivable	(7,221)	32,993	(40,076)	18,220
Inventories	25,372	2,818	(20,660)	(4,232)
Prepaid expenses and other assets	25,445	176	23,377	63,325
Accounts payable	(8,852)	3,022	21,056	1,684
Accrued and other liabilities	(44,672)	(49,878)	(10,329)	(22,559)

Net cash provided by operating activities	26,262	51,349	90,817	189,753

Investing activities:
Purchases of debt securities available-for-sale	(105,661)	(224,162)	(747,096)	(2,219,484)
Maturities and sales of debt securities available-for-sale	111,305	313,248	679,483	2,203,313
Purchases of equity securities	—	(200)	(2,250)	(200)
Proceeds from sales of equity securities	—	1,060	10,518	1,060
Purchases of property and equipment	(10,982)	(29,414)	(52,776)	(78,189)
Buyout of equipment operating lease	(332,396)	—	(332,396)	—
Decrease in non-current assets and deposits	319,530	16,262	688,994	272,868
Increase in non-current assets and deposits	—	—	(313,013)	(390,135)
Proceeds from the sale of property and equipment	2,339	11,060	10,936	24,737
Acquisitions of companies, net of cash acquired	—	—	(32,025)	—
Proceeds from the sale leaseback of equipment	—	—	—	160,000
Proceeds from the sale of the Japan manufacturing facility	—	20,977	—	25,846

Net cash (used in)/provided by investing activities	(15,865)	108,831	(89,625)	(184)

Financing activities:
Redemption/repurchase of Convertible Subordinated Notes	—	(254,000)	(68,117)	(715,983)
Issuance of common stock	10,124	12,543	27,988	30,306
Purchase of minority interest in subsidiary	(42)	—	(8,020)	—
Repayment of debt obligations	(141)	(63)	(438)	(327)
Proceeds from borrowings	—	—	—	350,000
Cash paid for call spread options	—	—	—	(28,000)
Debt issuance costs	—	(48)	—	(10,984)

Net cash provided by/ (used in) financing activities	9,941	(241,568)	(48,587)	(374,988)

Effect of exchange rate changes on cash and cash equivalents	(4,242)	1,317	(3,564)	6,254

Increase/(decrease) in cash and cash equivalents	16,096	(80,071)	(50,959)	(179,165)

Cash and cash equivalents at beginning of period	202,627	349,753	269,682	448,847

Cash and cash equivalents at end of period	$218,723	$269,682	$218,723	$269,682

*	Depreciation of fixed assets, amortization of intangible assets, software, capitalized intellectual property, debt issuance costs and deferred gains on cancelled interest rate swaps.

LSI LOGIC CORPORATION
Selected Financial Information (GAAP)
(In millions, except where noted)
(Unaudited)

	Three Months Ended
	Dec. 31,	Sept. 30,	Dec. 31,
	2004	2004	2003
Semiconductor revenues	$292.5	$283.5	$344.0
Storage Systems revenues	$127.2	$96.7	$118.8
Total revenues	$419.7	$380.2	$462.8
Percentage change in revenues-qtr./qtr. ( a )	10.4%	-15.1%	3.0%
Percentage change in revenues-yr./yr. ( b )	-9.3%	-15.5%	-4.0%

Days sales outstanding	58	63	45
Days of inventory	80	96	68
Current ratio	3.4	3.2	3.6
Quick ratio	2.7	2.3	2.7

R&D as a percentage of revenues	22.5%	28.4%	22.1%
SG&A as a percentage of revenues	13.1%	16.7%	13.4%
Gross margin as a percentage of revenues	41.4%	39.9%	42.9%

Employees ( c )	4,429	4,866	4,722
Revenues per employee (in thousands) ( d )	$379.0	$312.5	$392.0
Diluted shares (in thousands)	386,267	384,876	387,051

Selected Cash Flow information
Purchases of property and equipment	$33.2	$15.5	$29.4
Depreciation / amortization ( e )	$19.9	$23.0	$34.5

(a)	Represents sequential quarter growth in revenues.

(b)	Represents growth in revenues in the quarter presented as compared to the same quarter of the previous year.

(c)	Actual number of employees at the end of each period presented.

(d)	Revenue per employee is calculated by annualizing revenue for each quarter presented and dividing it by the number of employees.

(e)	Represents depreciation of fixed assets and amortization of software.